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                                                                     Exhibit 5.1

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March 4, 2003

                                                             Main (650) 324-7000
                                                              Fax (650) 324-0638

Secure Computing Corporation
4810 Harwood Road
San Jose, California 95124

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Secure Computing Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about March __, 2003, for the purpose of registering under the Securities Act of 1933, as amended, 5,750,000 shares, par value of $0.01 per share, of its Common Stock (the "Shares"). Of the Shares, 3,750,000 are issuable pursuant to options issued or issuable under the Company's Amended and Restated 1995 Omnibus Stock Plan, 1,000,000 are issued or issuable under the Company's Employee Stock Purchase Plan and 1,000,000 are issuable pursuant to options issued or issuable under the Company's 2002 Stock Option Plan (collectively, the "Plans").

                                       I.

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

         In rendering our opinion, we have examined the following records, documents and instruments:

         (a) The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of Delaware as of February 27, 2003 and

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                                                    Secure Computing Corporation
                                                                   March 4, 2003
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                  certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (b) The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the adoption and approval of the Plans, and (ii) certifying as to certain factual matters;

         (d)      The Registration Statement;

         (e)      The Plans; and

         (f) A letter from Wells Fargo Shareholder Services, the Company's transfer agent, dated February 25, 2003 as to the number of shares of the Company's Common Stock outstanding as of February 25, 2003.

         This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

                                       II.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plans, (iii) the Company receives the full consideration for the Shares as stated in the Plans,
(iv) appropriate certificates evidencing the Shares are executed and delivered by the Company, (v) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company's Common Stock and (vi) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by

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                                                    Secure Computing Corporation
                                                                   March 4, 2003
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the Company, after payment therefore in the manner provided in the applicable
Plan and the Registration Statement, will be legally issued and fully paid and nonassessable.

                                      III.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Heller Ehrman White & McAuliffe LLP



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